                                                                     EXHIBIT 3.1

                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                          MEDCO HEALTH SOLUTIONS, INC.

     Medco Health Solutions, Inc. (the "Corporation"), a corporation organized and existing under, and by virtue of, the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify as follows:

     1. The Corporation was originally formed as a limited liability company by the filing of a certificate of formation under the name "Mergerco Delaware No. 1, L.L.C." with the Secretary of State of the State of Delaware (the "Secretary of State") on August 26, 1996. The name of the Corporation was changed to "Merck-Medco Managed Care, L.L.C." pursuant to a merger effective upon the filing of a certificate of merger with the Secretary of State on December 27, 1996. The Corporation converted from a limited liability company to a corporation effective upon the filing of a certificate of conversion with the Secretary of State on May 21, 2002. In connection with this conversion, a certificate of incorporation for the Corporation was filed with the Secretary of State under the name "MedcoHealth Solutions, Inc." on May 21, 2002. The present name of the Corporation is "Medco Health Solutions, Inc.," as changed pursuant to a filing of an Amended and Restated Certificate of Incorporation with the Secretary of State on June 17, 2002.

     2. This Second Amended and Restated Certificate of Incorporation of the Corporation was, in accordance with Sections 242 and 245 of the DGCL, (a) duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation (the "Board of Directors") acting by written consent pursuant to Section 141(f) of the DGCL, (b) approved by written consent of the holder of all of the outstanding shares of capital stock of the Corporation pursuant to
Section 228 of the DGCL and (c) duly executed by an authorized officer of the Corporation pursuant to Section 103 of the DGCL.

     3. This Second Amended and Restated Certificate of Incorporation of the Corporation restates, integrates and further amends the provisions of the Corporation's Certificate of Incorporation, as heretofore amended, corrected or supplemented, and, upon filing with the Secretary of State in accordance with
Section 103, shall supersede the Certificate of Incorporation of the Corporation, as heretofore amended and restated, corrected or supplemented, and shall, as it may thereafter be amended in accordance with its terms and applicable law, be the Certificate of Incorporation of the Corporation.

     4. Pursuant to Section 103(d) of the DGCL, this Second Amended and Restated Certificate of Incorporation shall become effective upon filing with the Secretary of State.

     5. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

     FIRST.   The name of the Corporation is Medco Health Solutions, Inc.

     SECOND. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD.   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

     FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,010,000,000, of which 1,000,000,000 shares with the par value of $0.01 per share shall constitute a class designated as Common Stock, and 10,000,000 shares with the par value of $0.01 per share shall constitute a class designated as Preferred Stock. Shares of Preferred Stock may be issued in one or more series from time to time. The Board of Directors is expressly authorized to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions of the shares of each series of Preferred Stock (with respect to each series of Preferred Stock, the "Preferred Stock Designation").

     FIFTH.   The Board of Directors is expressly authorized to adopt, amend or repeal any bylaws of the Corporation by resolutions duly adopted by a majority of the directors then in office, but the stockholders entitled to vote may adopt additional bylaws and may amend or repeal any bylaw whether or not adopted by them at a meeting duly called for that purpose by the affirmative vote of the holders of not less than eighty percent (80%) of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes hereof as a single class.

     SIXTH.   Elections of directors need not be by written ballot except and to the extent provided in the bylaws of the Corporation.

     SEVENTH. The number of directors constituting the entire Board of Directors shall be not less than three (3) nor more than fifteen (15), as may be fixed from time to time by resolutions duly adopted by the Board of Directors. The directors of the Corporation shall be divided into three classes, designated "Class I," "Class II," and "Class III." The number of directors in each of Class I, Class II and Class III shall be equal or as nearly equal as possible. The term of office of the Class I directors shall expire at the 2004 annual meeting of stockholders, the term of office of the Class II directors shall expire at the 2005 annual meeting of stockholders, and the term of office of the Class III directors shall expire at the 2006 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified or until his or her earlier resignation or removal. At each annual meeting of stockholders, directors elected to succeed the directors whose terms expire at such annual meeting commencing with the 2004 annual meeting shall be elected to hold office for a term to expire at the third succeeding annual meeting of stockholders following the year of their election and until their successors have been duly elected and qualified or until their earlier resignation or removal. If the number of directors is changed, any increase or decrease shall be apportioned among Class I, Class II and Class III so as to maintain the number of directors in each class as nearly equal as possible.

A director may only be removed from office for cause and by the affirmative vote of the holders of not less than eighty percent (80%) of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes hereof as a single class. Except as otherwise provided pursuant to the provisions of the Certificate of Incorporation of the Corporation (including any Preferred Stock Designation), newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director in office. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified or until his or her earlier resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     EIGHTH. Except as otherwise provided pursuant to provisions of the Certificate of Incorporation of the Corporation (including any Preferred Stock Designation) fixing the powers, privileges or rights of any class or series of stock other than the Common Stock in respect of action by written consent of the holders of such class or series of stock, after Merck & Co., Inc., a New Jersey corporation ("Merck"), ceases to be the sole stockholder of the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

     Except as otherwise provided pursuant to provisions of the Certificate of Incorporation of the Corporation (including any Preferred Stock Designation) fixing the powers, privileges or rights of any class or series of stock other than the Common Stock, special meetings of stockholders of the Corporation of any class or series of capital stock for any purpose or purposes may be called only by the Chairman of the Board of Directors, the President, the Chief Executive Officer of the Corporation or a majority of the Board of Directors pursuant to a resolution stating the purpose or purposes thereof, and any power of stockholders to call a special meeting is specifically denied, and no business other than that stated in the notice shall be transacted at any special meeting.

     NINTH.   A director of the Corporation shall not be liable to the
Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended. If the DGCL is amended after the effective date of this Certificate of Incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     No amendment, modification or repeal of this Article NINTH shall adversely affect any right or protection of a director with respect to events occurring prior to such amendment, modification or repeal.

     TENTH.   Certain Transactions With Merck & Co., Inc.

     No contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) entered into between the Corporation or any of its Affiliated Companies, on the one hand, and Merck, or any of its Affiliated Companies, on the other hand, before the Corporation ceased to be a wholly owned subsidiary of Merck shall be void or voidable or be considered to be unfair to the Corporation for the reason that Merck or any of its Affiliated Companies, are parties thereto, or because directors or officers of Merck or any of its Affiliated Companies were present at or participated in any meeting of the Board of Directors or committee thereof which authorized the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof), or because his, her or their votes were counted for such purpose. No such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) or the performance thereof by the Corporation or any of its Affiliated Companies shall be considered to be contrary to any fiduciary duty owed to the Corporation or to any stockholder of the Corporation by any director or officer of the Corporation or of any of its Affiliated Companies (including directors or officers of the Corporation or its Affiliated Companies who may have been directors or officers of Merck or any of its Affiliated Companies) and such directors and officers of the Corporation or any of its Affiliated Companies shall be deemed to have acted in good faith and in a manner such persons reasonably believe to be in or not opposed to the best interests of the Corporation and shall be deemed not to have breached their duties of loyalty to the Corporation or its stockholders, and not to have derived an improper personal benefit therefrom. No director, officer or employee of the Corporation or any of its Affiliated Companies shall have or be under any fiduciary duty to the Corporation to refrain from acting on behalf of the Corporation or any of its Affiliated Companies in respect of any such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) or to refrain from performing any such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) in accordance with its terms.

     Any person purchasing or otherwise acquiring any shares of capital stock of the Corporation, or any interest therein, shall be deemed to have notice of and to have consented to the provisions of this Article TENTH. The failure of any contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) between the Corporation or any of its Affiliated Companies, on the one hand, and Merck or any of its Affiliated Companies, on the other hand, to satisfy the requirements of this Article TENTH shall not, by itself, cause such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) to constitute any breach of any fiduciary duty to the Corporation, or to any stockholder by any director, officer or employee of the Corporation.

     For purposes of this Article TENTH, "Affiliated Company" shall mean in respect of Merck, any company which is controlled by Merck, controls Merck or is under common control with Merck (other than the Corporation and any company that is controlled by the Corporation), and in respect of the Corporation shall mean any company controlled by the Corporation.

     In addition to any other affirmative vote or written consent required by applicable law, this Article TENTH may not be amended, modified or repealed except by the affirmative vote of the holders of not less than eighty percent (80%) of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, considered for purposes hereof as a single class. Notwithstanding the foregoing, the amendment or removal of this Article TENTH shall not terminate the effect of the provisions hereof with respect to any contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) between the Corporation or any of its Affiliated Companies, on the one hand, and Merck or any of its Affiliated Companies, on the other hand, that was entered into before the Corporation ceased to be a wholly owned subsidiary of Merck.

     IN WITNESS WHEREOF, Medco Health Solutions, Inc. has caused this Second Amended and Restated Certificate of Incorporation to be duly executed by an authorized officer of Medco Health Solutions, Inc. as of this 31st day of July, 2003.

                                        MEDCO HEALTH SOLUTIONS, INC.


                                        By:  /s/ David S. Machlowitz
                                            ------------------------------------
                                        Name:  David S. Machlowitz
                                        Title: Senior Vice President, General
                                               Counsel and Secretary